FIRST AMENDED AND RESTATED
               TRANSFER, DIVIDEND DISBURSING, SHAREHOLDER SERVICE
                            AND PLAN AGENCY AGREEMENT
                            -------------------------


     AGREEMENT  dated as of May 31, 2002 between The James  Advantage  Funds, an
Ohio  business  trust  (the  "Trust"),   and  Integrated  Fund  Services,   Inc.
("Integrated"), an Ohio corporation.

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust wishes to employ the services of Integrated to serve as its transfer, dividend disbursing, shareholder service and plan agent; and

     WHEREAS, Integrated wishes to provide such services under the conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and Integrated agree as follows:

     1.   APPOINTMENT.
          -----------

          The Trust hereby appoints and employs Integrated as agent to perform those services described in this Agreement for the Trust. Integrated shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

     2.   DOCUMENTATION.
          -------------

          The Trust will furnish from time to time the following documents:

     A. Each resolution of the Board of Trustees of the Trust authorizing the original issue of its shares;

     B. Each Registration Statement filed with the Securities and Exchange Commission (the "SEC") and amendments thereof;

     C. A certified copy of each amendment to the Agreement and Declaration of Trust and the Bylaws of the Trust;

     D.   Certified   copies  of  each  resolution  of  the  Board  of  Trustees authorizing officers to give instructions to Integrated;

     E. Specimens of all new forms of share certificates accompanied by Board of Trustees' resolutions approving such forms;

     F. Such other certificates, documents or opinions which Integrated may, in its discretion, deem necessary or appropriate in the proper performance of its duties;

     G.   Copies of all Underwriting and Dealer Agreements in effect;

     H.   Copies of all Investment Advisory Agreements in effect; and

     I. Copies of all documents relating to special investment or withdrawal plans which are offered or may be offered in the future by the Trust and for which Integrated is to act as plan agent.

     3.   INTEGRATED TO RECORD SHARES.
          ---------------------------

          Integrated shall record the issuance of shares of the Trust and maintain pursuant to applicable rules of the SEC a record of the total number of shares of the Trust which are authorized, issued and outstanding, based upon data provided to it by the Trust. Integrated shall also provide the Trust on a regular basis or upon reasonable request the total number of shares which are authorized, issued and outstanding.

     4.   INTEGRATED TO VALIDATE TRANSFERS.
          --------------------------------

          Upon receipt of a proper request for transfer and upon surrender to Integrated of certificates, if any, in proper form for transfer, Integrated shall approve such transfer and shall take all necessary steps to effectuate the transfer as indicated in the transfer request. Upon approval of the transfer, Integrated shall notify the Trust in writing of each such transaction and shall make appropriate entries on the shareholder records maintained by Integrated.

     5.   SHARE CERTIFICATES.
          ------------------

          If the Trust authorizes the issuance of share certificates and an investor requests a share certificate, Integrated will countersign and mail, by insured first class mail, a share certificate to the investor at his address as set forth on the transfer books of the Trust, subject to any other instructions for delivery of certificates representing newly purchased shares and subject to the limitation that no certificates representing newly purchased shares shall be mailed to the investor until the cash purchase price of such shares has been collected and credited to the account of the Trust maintained by the Custodian. The Trust shall supply Integrated with a sufficient supply of blank share certificates and from time to time shall renew such supply upon request of Integrated. Such blank share certificates shall be properly signed, manually or, if authorized by the Trust, by facsimile; and notwithstanding the death, resignation or removal of any officers of the Trust authorized to sign share certificates, Integrated may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Trust. In case of the alleged loss or destruction of any share certificate, no new certificates shall be issued in lieu thereof, unless there shall first be furnished an appropriate bond satisfactory to Integrated and the Trust, and issued by a surety company satisfactory to Integrated and the Trust.

     6.   RECEIPT OF FUNDS.
          ----------------

          Upon receipt of any check or other instrument drawn or endorsed to it as agent for, or identified as being for the account of, the Trust or IFS Fund Distributors, Inc., as underwriter of the Trust (the "Underwriter"), Integrated shall stamp the check or instrument with the date of receipt, determine the amount thereof due the Trust and shall forthwith process the same for collection. Upon receipt of notification of receipt of funds eligible for share purchases in accordance with the Trust's then current prospectus and statement of additional information, Integrated shall notify the Trust, at the close of each business day, in writing of the amount of said funds credited to the Trust and deposited in its account with the Custodian, and shall similarly notify the Underwriter of the amount of said funds credited to the Underwriter and deposited in its account with its designated bank.

     7.   PURCHASE ORDERS.
          ---------------

          Upon receipt of an order for the purchase of shares of the Trust, accompanied by sufficient information to enable Integrated to establish a shareholder account, Integrated shall, as of the next determination of net asset value after receipt of such order in accordance with the Trust's then current prospectus and statement of additional information, compute the number of shares due to the shareholder, credit the share account of the shareholder, subject to collection of the funds, with the number of shares so purchased, shall notify the Trust in writing or by computer report at the close of each business day of such transactions and shall mail to the shareholder and/or dealer of record a notice of such credit when requested to do so by the Trust.

     8.   RETURNED CHECKS.
          ---------------

          In the event that Integrated is notified by the Trust's Custodian that any check or other order for the payment of money is returned unpaid for any reason, Integrated will:

          A. Give prompt notification to the Trust and the Underwriter of the non-payment of said check;

          B. In the absence of other instructions from the Trust or the Underwriter, take such steps as may be necessary to redeem any shares purchased on the basis of such returned check and cause the proceeds of such redemption plus any dividends declared with respect to such shares to be credited to the account of the Trust and to request the Trust's Custodian to forward such returned check to the person who originally submitted the check; and

          C. Notify the Trust and Underwriter of such actions and correct the Trust's records maintained by Integrated pursuant to this Agreement.

     9.   SALES CHARGE.
          ------------

          In computing the number of shares to credit to the account of a shareholder, Integrated will calculate the total of the applicable sales charges with respect to each purchase as set forth in the Trust's current prospectus and statement of additional information and in accordance with any notification filed with respect to combined and accumulated purchases. Integrated will also determine the portion of each sales charge payable by the Underwriter to the dealer of record participating in the sale in accordance with such schedules as are from time to time delivered by the Underwriter to Integrated; provided, however, that Integrated shall have no liability hereunder arising from the incorrect selection by Integrated of the gross rate of sales charges except that this exculpation shall not apply in the event the rate is specified by the Underwriter or the Trust and Integrated fails to select the rate specified.

     10.  DIVIDENDS AND DISTRIBUTIONS.
          ---------------------------

          The Trust shall furnish Integrated with appropriate evidence of trustee action authorizing the declaration of dividends and other distributions. Integrated shall establish procedures in accordance with the Trust's then current prospectus and statement of additional information and with other authorized actions of the Trust's Board of Trustees under which it will have available from the Custodian or the Trust any required information for each dividend and other distribution. After deducting any amount required to be withheld by any applicable laws, Integrated shall, as agent for each shareholder who so requests, invest the dividends and other distributions in full and fractional shares in accordance with the Trust's then current prospectus and statement of additional information. If a shareholder has elected to receive dividends or other distributions in cash, then Integrated shall disburse dividends to shareholders of record in accordance with the Trust's then current prospectus and statement of additional information. Integrated shall, on or before the mailing date of such checks, notify the Trust and the Custodian of the estimated amount of cash required to pay such dividend or distribution, and the Trust shall instruct the Custodian to make available sufficient funds therefor in the appropriate account of the Trust. Integrated shall mail to the shareholders periodic statements, as requested by the Trust, showing the number of full and fractional shares and the net asset value per share of shares so credited. When requested by the Trust, Integrated shall prepare and file with the Internal Revenue Service, and when required, shall address and mail to shareholders, such returns and information relating to dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed by applicable laws, rules and regulations.

     11.  UNCLAIMED DIVIDENDS AND UNCLAIMED REDEMPTION PROCEEDS.
          -----------------------------------------------------

          Integrated shall, at least annually, furnish in writing to the Trust the names and addresses, as shown in the shareholder accounts maintained by Integrated, of all shareholders for which there are, as of the end of the calendar year, dividends, distributions or redemption proceeds for which checks or share certificates mailed in payment of distributions have been returned. Integrated shall use its best efforts to contact the shareholders affected and to follow any other written instructions received from the Trust concerning the disposition of any such unclaimed dividends, distributions or redemption proceeds.

     12.  REDEMPTIONS AND EXCHANGES.
          -------------------------

     A. Integrated shall process, in accordance with the Trust's then current prospectus and statement of additional information, each order for the redemption of shares accepted by Integrated. Upon its approval of such redemption transactions, Integrated, if requested by the Trust, shall mail to the shareholder and/or dealer of record a confirmation showing trade date, number of full and fractional shares redeemed, the price per share and the total redemption proceeds. For each such redemption, Integrated shall either: (a) prepare checks in the appropriate amounts for approval and verification by the Trust and signature by an authorized officer of Integrated and mail the checks to the appropriate person, or (b) in the event redemption proceeds are to be wired through the Federal Reserve Wire System or by bank wire, cause such proceeds to be wired in federal funds to the bank account designated by the shareholder, or (c) effectuate such other redemption procedures which are authorized by the Trust's Board of Trustees or its then current prospectus and statement of additional information. The requirements as to instruments of transfer and other documentation, the applicable redemption price and the time of payment shall be as provided in the then current prospectus and statement of additional information, subject to such supplemental instructions as may be furnished by the Trust and accepted by Integrated. If Integrated or the Trust determines that a request for redemption does not comply with the requirements for redemptions, Integrated shall promptly notify the shareholder indicating the reason therefor.

     B. If shares of the Trust are eligible for exchange with shares of any other investment company, Integrated, in accordance with the then current prospectus and statement of additional information and exchange rules of the Trust and such other investment company, or such other investment company's transfer agent, shall review and approve all exchange requests and shall, on behalf of the Trust's shareholders, process such approved exchange requests.

     C. Integrated shall notify the Trust, the Custodian and the Underwriter on each business day of the amount of cash required to meet payments made pursuant to the provisions of this Paragraph 12, and, on the basis of such notice, the Trust shall instruct the Custodian to make available from time to time sufficient funds therefor in the appropriate account of the Trust. Procedures for effecting redemption orders accepted from shareholders or dealers of record by telephone or other methods shall be established by mutual agreement between Integrated and the Trust consistent with the Trust's then current prospectus and statement of additional information.

     D. The authority of Integrated to perform its responsibilities under Paragraph 7, Paragraph 10, and this Paragraph 12 shall be suspended with respect to any series of the Trust upon receipt of notification by it of the suspension of the determination of such series' net asset value.

     13.  AUTOMATIC WITHDRAWAL PLANS.
          --------------------------

          Integrated will process automatic withdrawal orders pursuant to the provisions of the withdrawal plans duly executed by shareholders and the current prospectus and statement of additional information of the Trust. Payments upon such withdrawal order shall be made by

Integrated from the appropriate account maintained by the Trust with the Custodian on approximately the last business day of each month in which a payment has been requested, and Integrated will withdraw from a shareholder's account and present for repurchase or redemption as many shares as shall be sufficient to make such withdrawal payment pursuant to the provisions of the shareholder's withdrawal plan and the current prospectus and statement of additional information of the Trust. From time to time on new automatic withdrawal plans a check for payment date already past may be issued upon request by the shareholder.

     14.  LETTERS OF INTENT.
          -----------------

          Integrated will process such letters of intent for investing in shares of the Trust as are provided for in the Trust's current prospectus and statement of additional information. Integrated will make appropriate deposits to the account of the Underwriter for the adjustment of sales charges as therein provided and will currently report the same to the Underwriter.

     15.  WIRE-ORDER PURCHASES.
          --------------------

          Integrated will send written confirmations to the dealers of record containing all details of the wire-order purchases placed by each such dealer by the close of business on the business day following receipt of such orders by Integrated or the Underwriter, with copies to the Underwriter. Upon receipt of any check drawn or endorsed to the Trust (or Integrated, as agent) or otherwise identified as being payment of an outstanding wire-order, Integrated will stamp said check with the date of its receipt and deposit the amount represented by such check to Integrated's deposit accounts maintained with the Custodian. Integrated will compute the respective portions of such deposit which represent the sales charge and the net asset value of the shares so purchased, will cause the Custodian to transfer federal funds in an amount equal to the net asset value of the shares so purchased to the Trust's account with the Custodian, and will notify the Trust and the Underwriter before noon of each business day of the total amount deposited in the Trust's deposit accounts, and in the event that payment for a purchase order is not received by Integrated or the Custodian on the tenth business day following receipt of the order, will prepare an NASD "notice of failure of dealer to make payment" and forward such notification to the Underwriter.

     16.  OTHER PLANS.
          -----------

          Integrated will process such accumulation plans, group programs and other plans or programs for investing in shares of the Trust as are now provided for in the Trust's current prospectus and statement of additional information and will act as plan agent for shareholders pursuant to the terms of such plans and programs duly executed by such shareholders.

     17.  RECORDKEEPING AND OTHER INFORMATION.
          -----------------------------------

          Integrated shall create and maintain all records required by applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. All such records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by Integrated for the periods and in the places required by Rule 31a-2 under the 1940 Act. The retention of such records shall be at the expense of the Trust. Integrated shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust, any person retained by the Trust, or any regulatory agency having authority over the Trust.

     18.  SHAREHOLDER RECORDS.
          -------------------

          Integrated shall maintain records for each shareholder account showing the following:

     A.   Names, addresses and tax identifying numbers;

     B.   Name of the dealer of record, if any;

     C.   Number of shares held of each series;

     D. Historical information regarding the account of each shareholder, including dividends and distributions in cash or invested in shares;

     E.   Information   with  respect  to  the  source  of  all   dividends  and
distributions allocated among income, realized short-term gains and realized long-term gains;

     F. Any instructions from a shareholder including all forms furnished by the Trust and executed by a shareholder with respect to (i) dividend or distribution elections and (ii) elections with respect to payment options in connection with the redemption of shares;

     G.   Any   correspondence   relating  to  the  current   maintenance  of  a
shareholder's account;

     H. Certificate numbers and denominations for any shareholder holding certificates;

     I.   Any stop or restraining order placed against a shareholder's account;

     J. Information with respect to withholding in the case of a foreign account or any other account for which withholding is required by the Internal Revenue Code of 1986, as amended; and

     K. Any information required in order for Integrated to perform the calculations contemplated under this Agreement.

          Nonpublic personal shareholder information shall remain the sole property of the Trust. Such information shall not be disclosed or used for any purpose except in connection with the performance of the duties and responsibilities described herein or as required or permitted by law. The provisions of this Section shall survive the termination of this Agreement. The parties agree to comply with any and all regulations promulgated by the Securities and Exchange Commission or other applicable laws regarding the confidentiality of shareholder information.

     19.  TAX RETURNS AND REPORTS.
          -----------------------

          Integrated will prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies and, if required, mail to shareholders of the Trust such returns for reporting dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.

     20.  OTHER INFORMATION TO THE TRUST.
          ------------------------------

          Subject to such instructions, verification and approval of the Custodian and the Trust as shall be required by any agreement or applicable law, Integrated will also maintain such records as shall be necessary to furnish to the Trust the following: annual shareholder meeting lists, proxy lists and mailing materials, shareholder reports and confirmations and checks for disbursing redemption proceeds, dividends and other distributions or expense disbursements.

     21.  ACCESS TO SHAREHOLDER INFORMATION.
          ---------------------------------

          Upon request, Integrated shall arrange for the Trust's investment adviser to have direct access to shareholder information contained in Integrated's computer system, including account balances, performance information and such other information which is available to Integrated with respect to shareholder accounts.

     22.  COOPERATION WITH ACCOUNTANTS.
          ----------------------------

          Integrated  shall  cooperate  with  the  Trust's   independent  public
accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

     23.  SHAREHOLDER SERVICE AND CORRESPONDENCE.
          --------------------------------------

          Integrated will provide and maintain adequate personnel, records and equipment to receive and answer all shareholder and dealer inquiries relating to account status, share purchases, redemptions and exchanges and other investment plans available to Trust shareholders. Integrated will answer written correspondence from shareholders relating to their share accounts and such other written or oral inquiries as may from time to time be mutually agreed upon, and Integrated will notify the Trust of any correspondence or inquiries which may require an answer from the Trust.

     24.  PROXIES.
          -------

          Integrated shall assist the Trust in the mailing of proxy cards and other material in connection with shareholder meetings of the Trust, shall receive, examine and tabulate returned proxies and shall, if requested by the Trust, provide at least one inspector of election to attend and participate as required by law in shareholder meetings of the Trust.

     25.  FURTHER ACTIONS.
          ---------------

          Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     26.  COMPENSATION.
          ------------

          For the performance of Integrated's obligations under this Agreement, each series of the Trust shall pay Integrated, on the first business day following the end of each month, a monthly fee in accordance with the schedule attached hereto as Schedule A. The Trust shall promptly reimburse Integrated for any out-of-pocket expenses and advances which are to be paid by the Trust in accordance with Paragraph 27.

     27.  EXPENSES.
          --------

          Integrated shall furnish, at its expense and without cost to the Trust
(i) the services of its personnel to the extent that such services are required to carry out its obligations under this Agreement and (ii) the use of data processing equipment. All costs and expenses not expressly assumed by Integrated under this Paragraph 27 shall be paid by the Trust, including, but not limited to, costs and expenses of officers and employees of Integrated in attending meetings of the Board of Trustees and shareholders of the Trust, as well as costs and expenses for postage, envelopes, checks, drafts, continuous forms, reports, communications, statements and other materials, telephone, telegraph and remote transmission lines, use of outside pricing services, use of outside mailing firms, necessary outside record storage, media for storage of records (e.g., microfilm, microfiche, computer tapes), printing, confirmations and any other shareholder correspondence and any and all assessments, taxes or levies (excluding income taxes) assessed on Integrated for services provided under this Agreement. Postage for mailings of dividends, proxies, reports and other mailings to all shareholders shall be advanced to Integrated three business days prior to the mailing date of such materials.

     28.  COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.
          --------------------------------------------------

          The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Integrated to perform any services for the Trust which services could cause Integrated to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Integrated, the Trust and its investment adviser assume full responsibility for ensuring that the portfolio investments of the Trust comply with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

     29.  REFERENCES TO INTEGRATED.
          ------------------------

          The Trust shall not circulate any printed matter which contains any reference to Integrated without the prior written approval of Integrated, excepting solely such printed matter as merely identifies Integrated as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent, and Accounting Services Agent. The Trust will submit printed matter requiring approval to Integrated in draft form, allowing sufficient time for review by Integrated and its counsel prior to any deadline for printing.

     30.  EQUIPMENT FAILURES.
          ------------------

          Integrated shall take all steps necessary to minimize or avoid service interruptions, and has entered into one or more agreements making provision for emergency use of electronic data processing equipment. Integrated shall have no liability with respect to equipment failures beyond its control.

     31.  INDEMNIFICATION OF INTEGRATED.
          -----------------------------

     A. Integrated may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Integrated nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith, negligence, clerical errors and mechanical failures on the part of any such persons in the performance of the duties of Integrated under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Integrated under this Agreement, for all of which exceptions Underwriter shall be liable to the Trust.

     B. The Trust shall indemnify and hold harmless Integrated, its directors, officers, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Integrated may sustain or incur or which may be asserted against Integrated by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Integrated in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or omitted to be taken by Integrated in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Integrated or its directors, officers, employees, shareholders or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder, including clerical errors and mechanical failures.

     C. In order that the indemnification provisions contained in this Paragraph 31 shall apply, it is understood that if in any case the Trust may be asked to indemnify Integrated or any other person or hold Integrated or any other person harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Integrated will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend Integrated and any such person against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify Integrated, and thereupon the Trust shall take over complete defense of the claim, and neither Integrated nor any such person shall in such situation initiate further legal or other expenses for which it shall seek indemnification under this Paragraph 31. Integrated shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify Integrated or any such person except with the Trust's written consent.

     D. Notwithstanding any other provision of this Agreement, Integrated shall be entitled to receive and act upon advice of counsel (who may be counsel for the Trust or its own counsel) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations.

     32.  TERMINATION
          -----------

     A. The provisions of this Agreement shall be effective on the date first above written and shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by Integrated, (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (3) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

     B. Either party may terminate this Agreement on any date by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, the Trust shall pay to Integrated such compensation as may be due as of the date of such termination, and shall likewise reimburse Integrated for any out-of-pocket expenses and disbursements reasonably incurred by Integrated to such date.

     C. In the event that in connection with the termination of this Agreement a successor to any of Integrated's duties or responsibilities under this Agreement is designated by the Trust by written notice to Integrated, Integrated shall, promptly upon such termination and at the expense of the Trust, transfer all records maintained by Integrated under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from Integrated's cognizant personnel in the establishment of books, records and other data by such successor.

     33.  SERVICES FOR OTHERS.
          -------------------

          Nothing in this Agreement shall prevent Integrated or any affiliated person (as defined in the 1940 Act) of Integrated from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Integrated expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

     34.  LIMITATION OF LIABILITY.
          -----------------------

          It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     35.  SEVERABILITY.
          ------------

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     36.  QUESTIONS OF INTERPRETATION.
          ---------------------------

          This Agreement shall be governed by the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     37.  NOTICES.
          -------

          All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

     To the Trust:       The James Advantage Funds
                         1349 Fairground Road
                         Beavercreek, Ohio 45385
                         Attention:  Barry Ray James

     To Integrated:      Integrated Fund Services, Inc.
                         221 East Fourth Street, Suite 300
                         Cincinnati, Ohio 45202
                         Attention:  Roy E. Rogers

or to such other address as any party may designate by notice complying with the terms of this Section 37. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     38.  AMENDMENT.
          ---------

          This Agreement may not be amended or modified except by a written agreement executed by both parties.

     39.  BINDING EFFECT.
          --------------

          Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     40.  COUNTERPARTS.
          ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     41.  FORCE MAJEURE.
          -------------

          If Integrated shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

     42.  MISCELLANEOUS.
          -------------

          The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        THE JAMES ADVANTAGE FUNDS

                                        By: /s/ Barry R. James
                                            ---------------------------
                                        Its: President


                                        INTEGRATED FUND SERVICES, INC.

                                        By: /s/ Scott A. Englehart
                                            ---------------------------
                                        Its: President

August 24, 1999                                                       Schedule A
                                                                      ----------

                                  COMPENSATION

Services                                                        FEE

As Transfer Agent,
Dividend Disbursing Agent
and Shareholder Servicing Agent:


The Golden Rainbow Fund            Payable monthly at a rate of $20.00/year per
                                        account; subject to a minimum of $1,500
                                        per month in the aggregate

The Market Neutral Fund            Payable monthly at rate of $20.00/year per
                                        account; subject to a minimum of $1,500
                                        per month in the aggregate

The Small Cap Fund                 Payable monthly at a rate of $20.00/year per
                                        account; subject to a minimum of $1,500
                                        per month in the aggregate

The Large Cap Plus Fund            Payable monthly at a rate of $20.00/year per
                                        account; subject to a minimum of $1,500
                                        per month in the aggregate